SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ARAMARK CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders

To our stockholders:

ARAMARK Corporation will hold its annual stockholders meeting at the Pennsylvania Convention Center, 12th and Arch Streets, Philadelphia, Pennsylvania, on Tuesday, February 3, 2004, at 3:00 p.m. Philadelphia time, for the following purposes:

1.	To elect four Class III directors to serve until the 2007 annual meeting of stockholders;

2.	To consider and act upon a proposal to approve the Senior Executive Annual Performance Bonus Arrangement;

3.	To ratify the appointment of KPMG LLP as independent public accountants for fiscal 2004; and

4.	To transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on December 10, 2003 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting.

You can vote your shares by proxy using a toll-free telephone number or the internet (or by fax from outside the United States). We have provided instructions for using these convenient services on the proxy card. Of course, you may also vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided.

Whether or not you expect to attend the meeting in person, please vote your shares in one of the ways described above.

Bart J. Colli

Executive Vice President, General Counsel

and Secretary

December 29, 2003

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Solicitation by Board of Directors

We are furnishing this proxy statement in connection with the solicitation by the board of directors of ARAMARK Corporation (“we,” “our,” “us,” “ARAMARK” or the “Company”) of proxies for use at our annual stockholders meeting to be held on February 3, 2004, and at any adjournment or postponement of the meeting. Stockholders may submit proxies by mail or phone, or electronically via the internet, by following the instructions on the proxy card included with this proxy statement. Stockholders who submit proxies may revoke them at any time before they are voted by submitting a later-dated proxy, delivering written notice of revocation to the Secretary of ARAMARK or voting by ballot at the meeting.

Our executive offices are located at ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107 (telephone: 215-238-3000). This proxy statement and proxy card are being mailed to our stockholders on or about December 29, 2003.

Proxy Solicitation

We have hired Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist us in soliciting proxies for a fee of $8,500 plus reasonable expenses.

Proxies will be solicited by mail. Proxies may also be solicited by Georgeson and by directors, officers and a small number of regular employees of ARAMARK personally or by mail, e-mail or telephone, but such persons (other than Georgeson) will not be specially compensated for such services. The entire cost of solicitation will be borne by ARAMARK.

Shares Outstanding and Voting Rights

We have two classes of common stock outstanding: class A common stock and class B common stock. Each holder of record of shares of class A common stock entitled to vote will have the right to ten votes for each such share of class A common stock held and each holder of record of shares of class B common stock entitled to vote will have the right to one vote for each such share of class B common stock held.

Only holders of shares of class A common stock and class B common stock of record at the close of business on December 10, 2003, are entitled to notice of and to vote at the meeting. On that date, 83,589,633 shares of class A common stock (representing a total of 835,896,330 votes) and 100,442,132 shares of class B common stock (together, the “common stock”) were outstanding.

Our amended and restated certificate of incorporation provides for a conversion of class A common stock into class B common stock if an employee that is the holder thereof leaves the

Company. In addition, our amended and restated certificate of incorporation permits holders of our class A common stock to convert such shares into class B common stock at any time.

Quorum and Vote Required

The presence in person or by proxy of the holders of record of shares of our common stock entitling the holders to cast a majority of the votes entitled to be cast by the holders of common stock entitled to vote will constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker non-votes will have no effect on the voting for the election of directors. Any other matters that may be acted upon at the meeting, including the approval of the Senior Executive Annual Performance Bonus Arrangement and the ratification of accountants, will be determined by the affirmative vote of the holders of a majority of the votes of the shares having voting power represented in person or by proxy at the meeting and entitled to vote. An abstention is counted in the same manner as a vote against and a broker “non-vote” generally has no effect on the voting on these matters.

The board of directors is not aware of any matters that will be brought before the meeting other than those described in this proxy statement. However, if any other matters properly come before the meeting, the persons named on the enclosed proxy card will vote in their discretion on such matters.

PROPOSAL No. 1—ELECTION OF DIRECTORS

At the meeting, four directors will be elected to hold office until the annual meeting of stockholders to be held in 2007 or until their successors have been elected and qualified. The persons listed below have been nominated by the board of directors to be elected as Class III directors:

Joseph Neubauer	William Leonard
Lawrence T. Babbio, Jr.	Karl M. von der Heyden

Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted for the nominees listed above. All of the nominees are currently members of our board of directors. If, at the time of the meeting, one or more of the nominees has become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the board of directors, unless the size of the board is reduced. The board of directors knows of no reason why any of the nominees will be unavailable or unable to serve.

The board of directors recommends that you vote “FOR” the election of these four persons.

Directors

Our amended and restated certificate of incorporation provides for a board of directors that is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of office expiring after three years. Class III directors have terms expiring at the annual meeting of stockholders to be held in 2004, Class I directors have terms expiring at the annual meeting of stockholders to be held in 2005 and Class II directors have terms expiring at the 2006 annual meeting of stockholders. Messrs. Neubauer, Babbio, Leonard and von der Heyden are members of Class III; Messrs. Coleman, Kean, Ksansnak and Preston are members of Class I; and Ms. Barron and Messrs. Callander, Davenport and Sargent are members of Class II. Each director serves until the expiration of his or her term and thereafter until his or her successor is duly elected and qualified.

The following table presents the names and positions of our directors, their ages as of December 10, 2003, and the length of time they have been directors:

Name	Age	Position	Since
Joseph Neubauer	62	Chairman, CEO and Director(2)+*	1979
Lawrence T. Babbio, Jr.	59	Director(2) (3)	1999
Patricia C. Barron	60	Director(1)	1997
Robert J. Callander	72	Director(1) (2) (4)	1986
Leonard S. Coleman, Jr.	54	Director(1)	2000
Ronald R. Davenport	67	Director(1) (4) (5)	1980
Thomas H. Kean	68	Director(3) (4)	1994
James E. Ksansnak	63	Director(3)	1997
William Leonard	55	President, COO and Director(2)**	2003
James E. Preston	70	Director(2) (3) (4) (5)	1993
Ronald L. Sargent	48	Director(1)	2002
Karl M. von der Heyden	67	Director(1) (3)	2001

(1)	Member of Audit and Corporate Practices Committee
(2)	Member of Executive Committee
(3)	Member of Finance Committee
(4)	Member of Corporate Governance and Human Resources Committee
(5)	Member of Stock Committee
+	Mr. Neubauer is an ex-officio member of the Finance Committee with full voting rights.
*	Effective January 1, 2004, Mr. Neubauer will become the Executive Chairman of the Board of Directors.
**	Effective January 1, 2004, Mr. Leonard will become the Company’s President and Chief Executive Officer.

Joseph Neubauer has been our chief executive officer since February 1983 and our chairman since April 1984. He was our president from February 1983 to May 1997. Effective January 1, 2004, Mr. Neubauer will become the executive chairman of our board of directors. He is a director of Verizon Communications Inc., CIGNA Corporation, Federated Department Stores, Inc. and Wachovia Corporation.

Lawrence T. Babbio, Jr. has been vice-chairman and president of Verizon Communications Inc. since July 2000. He was president and chief operating officer of Verizon from December 1998 until July 2000. He was president and chief executive officer of Verizon’s Network Group and chairman of Verizon’s Global Wireless Group from August 1997 until December 1998. From January 1995 to August 1997 he was vice chairman of Verizon Communications and prior to that was executive vice president and chief operating officer of Verizon. He is a director of Hewlett-Packard Company.

Patricia C. Barron, who currently is retired, was a clinical associate professor at the Leonard N. Stern School of Business of New York University from September 1999 to September 2002 and prior to that was an executive-in-residence and senior fellow. She was vice president of Business Operations Support of Xerox Corporation from April 1997 to July 1998. From 1995 to 1997, she was president of Engineering Systems of Xerox Corporation and from 1992 to 1994, was president of Office Document Products of Xerox Corporation. She is a director of Quaker Chemical Corporation, Teleflex Corporation, Ultralife Batteries, Inc. and United States Services Automobile Association.

Robert J. Callander, who currently is retired, was executive-in-residence at the Business School of Columbia University from 1992 to June 2000. He was vice chairman of Chemical Banking

Corporation from January 1992 until June 1992 and president of Chemical Bank and Chemical Banking Corporation from August 1990 to June 1992. He is a director of Scudder Global High Income Fund Inc., Scudder New Asia Fund Inc., The Korea Fund Inc. and The Brazil Fund Inc.

Leonard S. Coleman, Jr. has been senior advisor, Major League Baseball, since November 1999. From September 2001 to October 2002, he was the chairman of Arena Co. He was president, The National League of Professional Baseball Clubs, from 1994 to 1999. He is a director of Cendant Corporation, Churchill Downs Incorporated, H.J. Heinz Company, New Jersey Resources Corporation, Omnicom Group, Inc., Owens Corning and Electronic Arts, Inc.

Ronald R. Davenport has been the chairman of Sheridan Broadcasting Corporation since 1972. He is a director of Mellon Private Asset Management.

Governor Thomas H. Kean was the Governor of the State of New Jersey from 1982 until 1990. He has been the president of Drew University since 1990. He is a director of Amerada Hess Corporation, CIT Group Inc., Franklin Resources, Inc., The Pepsi Bottling Group, Inc. and UnitedHealth Group Inc.

James E. Ksansnak has been chairman of Tasty Baking Co. since April 2003. From March 2001 until April 2003, Mr. Ksansnak was retired. He was our vice chairman from May 1997 until February 2001. From February 1991 to May 1997, he was our executive vice president; from May 1986 to February 1991, he was our senior vice president; and from May 1986 to May 1997, he was our chief financial officer. He is a director of CSS Industries, Inc. and Tasty Baking Co.

William Leonard has been our president and chief operating officer since May 1997. He was our executive vice president from May 1992 until May 1997. From May 1993 to May 1997, Mr. Leonard also served as president of our Global Food and Support Services division. He was president of our Uniform Services division from March 1992 to May 1993 and president of ARATEX from 1984 to March 1992. Effective January 1, 2004, Mr. Leonard will become our president and chief executive officer. He is a director of The Pep Boys.

James E. Preston, who currently is retired, was the chairman of Avon Products, Inc. from January 1989 to May 1999 and its president and chief executive officer from September 1988 until June 1998. He is a director of Reader’s Digest Association and Foot Locker, Inc.

Ronald L. Sargent has been the President and Chief Executive Officer of Staples, Inc. since February 2002. From November 1998 to February 2002, he served as President and Chief Operating Officer of Staples, Inc. and from October 1997 to November 1998 he served as President—North American Operations of Staples, Inc. Mr. Sargent is a director of Staples, Inc. and The Yankee Candle Company, Inc.

Karl M. von der Heyden, who currently is retired, was the vice chairman of PepsiCo, Inc. from February 1998 until February 2001 and its vice chairman and chief financial officer from September 1996 to February 1998. Between December 1993 and August 1994 he was president and chief executive officer of Metallgesellschaft Corp. In May 1993, he retired as co-chairman and chief executive officer of RJR Nabisco Inc. He is a director of AstraZeneca PLC, Federated Department Stores, Inc. and Exult, Inc.

Directors’ Meetings and Committees

ARAMARK’s board of directors held seven meetings during fiscal 2003. The board has five standing committees, including the Audit and Corporate Practices Committee, the Finance Committee, the Corporate Governance and Human Resources Committee, the Executive Committee and the Stock

Committee, each of which is described below. The Corporate Governance and Human Resources Committee performs the functions of a compensation committee and a nominating committee.

During fiscal 2003, each director attended at least 75% of the aggregate of all board meetings and all meetings of committees on which he or she served.

The Audit and Corporate Practices Committee (the “Audit Committee”) consists entirely of directors whom the board has determined in its business judgment are independent as defined in the New York Stock Exchange (the “NYSE”) listing standards and the rules under Securities Exchange Act of 1934 as in effect on the date this proxy statement is first being mailed to stockholders. In addition, the board has determined that at least one member of the Audit Committee has accounting or related financial management expertise as defined in the same NYSE listing standards and that that each of Robert J. Callander and Karl M. von der Heyden is an audit committee financial expert as defined by the rules under the Securities Exchange Act of 1934. Mr. von der Heyden currently serves on the audit committees of four public companies. In accordance with NYSE rules, the board has determined that this simultaneous service does not impair Mr. von der Heyden’s ability to effectively serve on the Company’s Audit Committee. Members of the Audit Committee receive compensation from us only in the form of directors’ fees, as described below. The Audit Committee, which operates under a written charter adopted by our board of directors, reviews periodic financial reports with our management prior to filing with the Securities and Exchange Commission (the “SEC”). The Audit Committee also reviews the adequacy of our system of internal accounting controls with our financial and audit personnel and our outside auditor. In addition, the Audit Committee reviews with our independent public accountant the scope of its audits, its audit reports, any internal control recommendations and management’s responses to those recommendations and the matters required to be discussed by the auditor with the Audit Committee pursuant to Statement on Auditing Standards No. 61. The Audit Committee has the authority to select, retain, compensate and terminate our independent public accountant, which reports directly to it. The Audit Committee also has sole responsibility for approving all audit and permitted non-audit services by our independent public accountant. The Audit Committee has established policies and procedures for the engagement of the independent public accountant to provide audit and permitted non-audit services, which are attached as Appendix D to this Proxy Statement. Finally, the Audit Committee also monitors compliance with our business conduct policy. The Audit Committee evaluates itself on an annual basis. The Audit Committee held six meetings during fiscal 2003.

The Finance Committee reviews our long-term business direction and goals and the strategy for maintaining that direction and achieving those goals. In connection with this responsibility, the Finance Committee reviews with management and recommends to the board of directors our overall financial plans, including capital expenditures, our dividend policy, acquisitions and divestitures, securities issuances and incurrences of debt, and the performance of our retirement benefit plans. It also recommends to the board specific transactions involving these matters, and it has been empowered by the board to approve certain financial commitments and acquisitions and divestitures by us up to specified levels. The Finance Committee evaluates itself on an annual basis. The Finance Committee held four meetings during fiscal 2003.

The Corporate Governance and Human Resources Committee (the “Corporate Governance Committee”) reviews and approves corporate goals and objectives relevant to the compensation of our executive chairman of the board of directors and our chief executive officer (the “CEO”) and such other officers as the Corporate Governance Committee may deem necessary and evaluates such individuals’ performance in light of those goals and objectives. The Corporate Governance Committee determines and approves the executive chairman’s and the CEO’s compensation level based on this evaluation. In addition to its determination of such compensation, the Corporate Governance Committee makes recommendations to the board with respect to other executive compensation, incentive-compensation plans and equity-based plans for other employees. In addition, the Corporate Governance Committee reviews and recommends the compensation of non-employee directors and reviews our contribution policy and practices for our retirement benefit plans. The Corporate

Governance Committee has developed and recommended to the board a set of corporate governance principles applicable to the Company (the “Corporate Governance Guidelines”), which the board adopted. The Corporate Governance Committee evaluates itself on an annual basis. The Corporate Governance Committee also is responsible for overseeing the evaluation of the board and management on an annual basis. In its role as the nominating committee, the Corporate Governance Committee recommends to the board nominations for membership to the board of directors. The Corporate Governance Committee will consider nominees proposed by stockholders. Any stockholder who wishes to recommend a prospective nominee for the board of directors for the Corporate Governance Committee’s consideration may do so by submitting the candidate’s name and qualifications in writing in accordance with requirements set forth in our bylaws to the following address: ARAMARK Corporation, ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107, Attn: Secretary. During fiscal 2003, the Corporate Governance Committee held seven meetings.

The Executive Committee has the full power of the board of directors when the board is not in session, except where committee action is prohibited by Delaware law, the Securities Exchange Act of 1934 or NYSE listing standards. The Executive Committee held no meetings in fiscal 2003.

The Stock Committee has authority to approve specific transactions involving ARAMARK stock between our officers and directors and us. It did not hold any meetings during fiscal 2003.

From time to time, the board meets in executive session without members of management present. During these meetings, the chair of the committee regarding a particular subject leads the discussions concerning such subject. If you would like to communicate with our non-employee directors, please send a letter to the following address: ARAMARK Corporation, Attention: Non-Management Directors, 1101 Market Street, Philadelphia, PA 19107.

Independence

The board has adopted Corporate Governance Guidelines that contain categorical standards of director independence. No director will be considered “independent” unless the board of directors affirmatively determines that the director has no material relationship with ARAMARK (either directly or as a partner, stockholder or officer of an organization that has a relationship with ARAMARK). When making “independence” determinations, the board broadly considers all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to ARAMARK. Notwithstanding the foregoing, none of the following relationships shall disqualify any director or nominee from being considered “independent” and such relationships shall be deemed to be an immaterial relationship with ARAMARK:

•	A director’s or a director’s immediate family member’s ownership of five percent or less of the equity of an organization that has a relationship with ARAMARK;

•	A director’s service as an executive officer of or employment by, or a director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from ARAMARK for property or services in an amount which, in any fiscal year, is less than the greater of $1 million or two percent of such other company’s consolidated gross revenues; or

•	A director’s service as an executive officer of a charitable organization that received annual contributions from ARAMARK and its Foundation that have not exceeded the greater of $1,000,000 or two percent of the charitable organization’s annual gross revenues (ARAMARK’s automatic matching of employee contributions will not be included in the amount of ARAMARK’s contributions for this purpose).

The board has made the determination that eight of our non-employee directors are independent under NYSE rules. Each of these directors also satisfies the categorical standards set forth above. The following directors were determined to be independent: Patricia C. Barron, Robert J. Callander, Leonard S. Coleman, Jr., Ronald R. Davenport, James E. Ksansnak, James E. Preston, Ronald L. Sargent and Karl M. von der Heyden.

Corporate Governance

We have a business conduct policy that applies to all employees, which includes the code of ethics for our principal executive officer, our principal financial officer and our principal accounting officer or controller within the meaning of the SEC regulations adopted under Sarbanes-Oxley Act of 2002. Our business conduct policy is posted under the Investor Relations section of our website at www.aramark.com. References to our website in this Proxy Statement are intended to be inactive textual references only.

In addition, you may request a copy of our business conduct policy at no cost by writing or telephoning us at the following address or telephone number:

ARAMARK Corporation

1101 Market Street

Philadelphia, PA 19107

Attention: Investor Relations

Telephone: (215) 238-3361

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such forms they file. To our knowledge, except as set forth below, our directors and executive officers complied during fiscal year 2003 with all currently applicable Section 16(a) filing requirements.

The Leonard Family Foundation and the Chatham Foundation, each a charitable foundation, filed five business days late one report that may have been required by Section 16(a). The foundations may be deemed to have been temporarily subject to Section 16(a) solely because they sold shares of class A common stock of the Company in a single transaction with other holders whose combined beneficial ownership at the time exceeded 10% of the outstanding shares of class A common stock. The foundations disclaimed that they were members of a 10% ownership “group” and that they were subject to Section 16(a).

Executive Compensation

Summary of Cash and Certain Other Compensation

The following table sets forth certain information concerning the compensation we paid to our chief executive officer and the four other most highly paid executive officers during 2003. We refer to these persons in this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Current Principal Position	Fiscal Year	Annual Compensation			Long-term Compensation Awards	All Other Compensation(2)
		Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options
Joseph Neubauer Chairman and Chief Executive Officer	2003 2002 2001	$1,038,500 1,000,000 1,000,000	$1,500,000 1,350,000 1,300,000	$158,453 132,822 11,000	— — —	$7,500 53,955 120,476

William Leonard President and Chief Operating Officer	2003 2002 2001	739,500 665,500 629,000	750,000 600,000 600,000	— 72,453 —	— —	7,500 6,875 6,500

L. Frederick Sutherland Executive Vice President and Chief Financial Officer	2003 2002 2001	512,500 468,000 443,500	325,000 300,000 300,000	— —	— — —	7,500 6,875 6,500

Brian G. Mulvaney Executive Vice President, Human Resources	2003 2002 2001	460,500 418,000 389,000	300,000 295,000 280,000	— —	— — —	7,500 6,875 6,500

Bart J. Colli Executive Vice President, General Counsel and Secretary	2003 2002 2001	442,500 402,500 368,500	300,000 300,000 300,000	— —	80,000 60,000	7,500 6,875 6,500

(1)	The amounts disclosed in this column for 2003 include, with respect to Mr. Neubauer, $74,609 for Company payments of premiums for survivor insurance. In accordance with SEC rules, no disclosure is made with regard to officers whose perquisites are the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.
(2)	The amounts in this column include:
(a)	Company contributions to the 2001 Stock Unit Retirement Plan: with respect to each of the named executive officers—$7,500 for 2003, $6,875 for 2002 and $6,500 for 2001.
(b)	In 2002 and 2001, the value of the benefit to Mr. Neubauer of our payment on his behalf of the non-term portion of the premium for split-dollar life insurance (net of an amount equal to Mr. Neubauer’s interest on deferred compensation, receipt of which was waived by him and was offset against the non-term portion of the premium) calculated based on our understanding of SEC staff interpretations was as follows: $47,080 for fiscal 2002, and $113,976 for fiscal 2001.

Stock Options

Options Exercised and Unexercised

The following table sets forth information with respect to the named executive officers concerning the exercise of options in fiscal 2003 and unexercised options held as of October 3, 2003, the last day of fiscal 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options(2)		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph Neubauer	120,000	$1,938,000	200,000	640,000	$3,710,000	$11,872,000
William Leonard	106,668	1,623,487	—	213,332	—	3,957,309
L. Frederick Sutherland	53,336	886,978	—	106,664	—	1,978,617
Brian G. Mulvaney	440,000	8,082,000	—	190,000	—	3,577,000
Bart J. Colli	197,836	2,982,149	20,000	494,664	53,000	7,949,485

(1)	Value realized equals the closing price of our class B common stock on the New York Stock Exchange at the time the option was exercised minus the exercise price of the option, multiplied by the number of shares for which the option was exercised.
(2)	Options exercisable and values of options are determined as of October 3, 2003. Value of an in-the-money option equals the closing price of our class B common stock on October 3, 2003 minus the exercise price of the option, multiplied by the number of shares underlying the option.

Employment Agreements and Change of Control Arrangements

General.    We have employment agreements or arrangements with all of our officers under which they are currently being paid annual salaries ranging up to $1,000,000. Generally, these contracts are for indeterminate periods terminable by either party, in most cases subject to advance notice and post-employment severance and benefit obligations.

Agreement with Mr. Neubauer.    Mr. Neubauer’s employment agreement (which has been amended effective January 1, 2004 as described below) provides for his services as chairman and chief executive officer at a current annual base salary of $1,000,000, which has been reviewed periodically by the board in connection with Mr. Neubauer’s performance review, and the board could increase, but not decrease, his salary in its discretion. Mr. Neubauer also is eligible to participate in the Company’s Senior Executive Annual Performance Bonus Arrangement, the Company’s stock option and stock purchase plans, and all retirement and welfare programs applicable to senior executives of the Company at benefit levels applicable to other senior executives. The term of the agreement is perpetual, subject to a two-year advance notice of termination by either party.

Mr. Neubauer’s employment agreement also provides that he will receive a supplemental retirement benefit for the duration of his life following his termination of employment, with a 50% survivor benefit for his surviving spouse for her lifetime. The annual supplemental retirement benefit will be equal to 50% of the sum of his base salary and his average bonus for the three years prior to his termination, less any amounts payable under a survivor income protection plan in which Mr. Neubauer participates.

In general, after Mr. Neubauer’s termination of employment by us without cause or by Mr. Neubauer’s resignation with good reason (which terms are defined in the agreement), including a resignation by Mr. Neubauer within 12 months following a change of control (as defined in the agreement), he will receive the following payments or benefits:

•	A pro rata bonus for the year of termination, based on his average bonus over the three immediately preceding years;

•	Lump sum payments of up to four times his base salary;

•	A lump sum payment of two times his average bonus for the three years prior to his termination;

•	The supplemental retirement benefit mentioned above;

•	Participation in certain health and welfare plans and other perquisites for up to three years;

•	Full vesting of his stock options and purchase opportunities; and

•	Other accrued amounts.

Mr. Neubauer’s employment agreement also provides that, following termination of employment upon two years’ advance notice, Mr. Neubauer will provide consulting services to us for a period of two years, but not more than 20 hours in any month. For such consulting services, he will continue to receive the same base salary that he had been receiving upon his termination of employment, plus continued coverage under certain benefits arrangements.

Mr. Neubauer is subject to a non-competition covenant during his employment term, any consulting term and for a period of two years thereafter.

We have agreed to use our best efforts to cause Mr. Neubauer to be a member of our board during the term of Mr. Neubauer’s employment agreement. In addition, if any payment or benefit payable to Mr. Neubauer after a change in ownership or control of the Company would be considered a parachute payment subject to a federal excise tax, then we will pay Mr. Neubauer an additional payment or benefit to gross-up the amount of the excise tax.

Effective January 1, 2004, Mr. Neubauer will be employed as the executive chairman of our board of directors under a new employment agreement that will supersede the agreement described above. The term of the new agreement is perpetual, subject to two-year advance notice of termination by either party. Under the agreement, Mr. Neubauer will receive a base salary of $1,000,000, which will be reviewed periodically by the board in connection with Mr. Neubauer’s performance review, and the board can increase, but not decrease, his salary in its discretion. Mr. Neubauer remains eligible to participate in the Company’s Senior Executive Annual Performance Bonus Arrangement, the Company’s 2001 Equity Incentive Plan and all retirement and welfare programs applicable to senior executives of the Company at benefit levels applicable to the Company’s chief executive officer.

Mr. Neubauer’s new employment agreement also provides that he will receive a supplemental retirement benefit for the duration of his life following his termination of employment, with a 50% survivor benefit for his surviving spouse for her lifetime. The annual supplemental retirement benefit will be equal to 50% of the sum of his base salary and his average bonus for the three years prior to his termination (or, if higher, 2001 to 2003), less any amounts payable under a survivor income protection plan in which Mr. Neubauer participates.

Mr. Neubauer’s new employment agreement also provides that, in general, after termination of Mr. Neubauer’s employment by us without cause or by Mr. Neubauer’s resignation with good reason (as each is defined in the agreement), including a resignation by Mr. Neubauer within 12 months following a change of control (as defined in the agreement), Mr. Neubauer will receive the following payments and benefits:

•	A pro rata bonus for the year of termination based on his average bonus over the three immediately preceding years (or, if higher, 2001-2003);

•	Lump sum payments of up to four times his base salary;

•	A lump sum payment of two times his average bonus for the three years prior to his termination (or, if higher, 2001-2003);

•	The supplemental retirement benefit mentioned above;

•	Participation in certain health and welfare plans and other perquisites for up to three years;

•	Full vesting of his stock options and purchase opportunities; and

•	Other accrued but unpaid salary and benefits.

Mr. Neubauer’s new employment agreement also provides that, following termination of employment upon two years’ advance notice, Mr. Neubauer will provide consulting services to us for a period of two years, but not more than 20 hours in any month. For such consulting services, he will continue to receive the same base salary that he had been receiving upon his termination of employment, plus continued coverage under certain benefits arrangements.

Mr. Neubauer is subject to a non-competition covenant during his employment term, any consulting term and for a period of two years thereafter.

We have agreed to use our best efforts to cause Mr. Neubauer to be a member of our board during the term of Mr. Neubauer’s employment agreement. In addition, if any payment or benefit payable to Mr. Neubauer after a change in ownership or control of the Company would be considered a parachute payment subject to a federal excise tax, then we will pay Mr. Neubauer an additional payment or benefit to gross-up the amount of the excise tax.

Agreements with Messrs. Leonard, Sutherland, Mulvaney and Colli.    In 2004, Messrs. Leonard, Sutherland, Mulvaney and Colli will receive annual base salaries of $1,000,000, $550,000, $470,000 and $470,000, respectively.

We have entered into substantially similar agreements with Messrs. Leonard, Sutherland, Mulvaney and Colli (each, an “Executive”) relating to employment and post employment competition. The agreements generally provide for severance payments and other payments to be made to the Executive in the event that the Executive’s employment is terminated for any reason other than for cause (as defined in the agreements). Those benefits include severance payments on the basis of continuous service, generally equal to between 6 and 18 months of pay plus the continuation of certain other benefits, including basic group medical and life insurance coverage, during the period of such payment. The agreements contain non-competition provisions pursuant to which the Executive would be restricted from associating with or acquiring or maintaining an ownership interest in a competing business for a period of two years (or one year if employment is terminated by us other than for cause or is terminated by the employee for good reason after a change of control).

The agreements we have entered into with Messrs. Leonard, Sutherland, Mulvaney and Colli also provide for severance benefits if the Executive’s employment is terminated under certain circumstances in connection with a change in control of the Company. In general, if the Executive’s employment is terminated by us without cause or if the Executive resigns with good reason (as defined in the agreement), following a change in control, the Executive is entitled to cash severance benefits based on a multiple of two times the Executive’s base salary and target bonus (or the prior year’s actual bonus, if higher), a pro rata portion of the Executive’s target bonus for the fiscal year of termination based on the portion of the year during which he was employed, plus cash severance benefits of up to 18 months of pay based on the Executive’s length of service with the Company. The Executive is also entitled to continuation of certain welfare benefits for a period of 24 months and certain outplacement benefits. Under certain circumstances, the severance benefits payable under these agreements might constitute parachute payments subject to federal excise tax, in which case the Executive will receive a gross-up payment to compensate the Executive for the excise taxes.

Effective January 1, 2004, Mr. Leonard will be employed by us as our president and chief executive officer under a new employment agreement at an annual base salary of $1,000,000. Mr. Leonard’s new employment agreement has an initial term of three years, with automatic one-year extensions unless either party provides one-year advance notice that the term will not be extended. The board will review Mr. Leonard’s performance periodically and may increase, but not decrease, his base salary. Mr. Leonard will be eligible for an annual bonus under the Senior Executive Annual Performance Bonus Arrangement, initially set at a target amount of $1 million, which the board or a committee of the board may increase. In addition, Mr. Leonard will be eligible to participate in the 2001 Equity Incentive Plan, with an initial grant of an option to purchase 370,000 shares of class A common stock which will become effective January 1, 2004 upon his assumption of the office of president and chief executive officer on that date, and all retirement and welfare programs applicable to senior officers at the same benefit levels applicable to senior executives of the Company.

Mr. Leonard’s new employment agreement also provides that he will receive an annual supplemental retirement benefit for the duration of his life following his termination of employment, with a 50% survivor benefit for his surviving spouse. The annual supplemental retirement benefit will be equal to 20% of the sum of his base salary and his average bonus for the three years prior to his termination, less any amounts payable under any survivor income protection plan in which Mr. Leonard participates. In no event will the benefit be more than $500,000 per year. The benefit will be reduced if Mr. Leonard’s employment is terminated by us for cause or is terminated by him without good reason prior to December 31, 2006.

After termination of Mr. Leonard’s employment by us without cause or by Mr. Leonard’s resignation for good reason, Mr. Leonard will receive:

•	His pro rata bonus;

•	A lump sum payment of two times the sum of his base salary and target bonus;

•	The supplemental retirement benefit mentioned above;

•	Participation in certain health and welfare plans and other perquisites for up to three years;

•	Full vesting of his stock options and purchase opportunities; and

•	Other accrued but unpaid salary and benefits.

Mr. Leonard will be subject to a non-competition covenant during his employment term and for a period of two years after his termination of employment for any reason.

Compensation Committee Interlocks and Insider Participation

Mr. Neubauer serves as a director of Verizon Communications, Inc. and, during part of 2003, served as a member of Verizon’s compensation committee. Mr. Babbio, who is vice chairman and president of Verizon, is our director and, during part of 2003, he served on our Corporate Governance Committee. As of March 2003, the compensation committee interlock ceased to exist because both

Messrs. Neubauer and Babbio completed their service on the committees at that time. Messrs. Callander, Davenport, Kean and Preston served as members of the Corporate Governance Committee during fiscal 2003.

Compensation of Directors

Each non-employee director receives an annual cash retainer of $50,000, payable in quarterly installments of $12,500, plus non-qualified stock options to purchase shares of our class A common stock, awarded quarterly. The number of shares subject to the quarterly option awards are calculated based on $12,500 worth of options on the date of grant, using the Black Scholes valuation methodology. Options have a 10-year term, are immediately 100% vested on the date of grant and have an exercise price equal to the fair market value of the underlying common stock on the date of grant. Non-employee directors may elect to receive all or part of the annual cash retainer in the form of deferred shares and/or deferred cash. Under this deferral arrangement, the non-employee director is credited at the end of each quarter, under a notional deferral account, with the amount of cash deferred and/or with a number of shares of our class A common stock calculated by dividing the amount of cash deferred by the closing price of a share of our class B common stock on the computation date. Each non-employee director who elects to receive deferred shares has the right to receive credit for dividends in his or her deferred stock account equal to the amount of the dividend multiplied by the quotient of the number of units in his or her deferred stock account on the record date divided by the fair market value of Company common stock on the dividend payment date. Deferred shares and deferred cash are issued or paid to the director on the third anniversary of the last day of the year in which the fees would have otherwise been paid to the director, unless the director elects to defer issuance or payment to a later date. Deferred cash accrues interest at a rate determined annually by us based on the Moody’s Corporate Bond Rate as of October. The interest rate for 2003 was 7.08% and will be 6.32% in 2004. In addition, directors who are not our employees and who serve as chairman of a board committee receive an additional $5,000 each year.

Committee Report on Executive Compensation

The board has adopted a new charter for the Corporate Governance Committee effective January 1, 2004, which is set forth in Appendix A to this Proxy Statement and is published under the Investor Relations section of our website at www.aramark.com. We discuss below our policies for compensating our executives and a number of other steps we took last year to strengthen the alignment of their interests with the long-term interests of our investors and other stakeholders.

Compensation Philosophy.    ARAMARK’s compensation programs are designed to support ARAMARK’s overall commitment to continued growth and quality services to customers. The programs are intended, among other things, to enable ARAMARK to recruit and retain the best performers, to provide compensation levels consistent with the level of contribution and degree of accountability, to use performance measures consistent with ARAMARK’s goals, to provide compensation that is competitive with market rates and to include a significant portion of incentive compensation. During fiscal 2003, the Corporate Governance Committee considered the observations of an independent compensation consultant, which supported the committee’s methodology concerning executive compensation.

Salary.    Salary levels for executive officers are reviewed at least annually. The specific salary increase for each individual executive officer in fiscal 2003 was based upon a review of his or her individual performance and development with published market data relating to over 500 companies used as a reference point. The review of Mr. Neubauer’s salary was conducted independently by the Corporate Governance Committee without any corporate officers present, subject to final review and approval by the full board. Salaries for all other executive officers are reviewed by the CEO and in some cases other executive officers, as appropriate, along with the human resources services department. A thorough review of competitive standards is conducted and recommendations are made to the Corporate Governance Committee, for their review and approval.

Bonus.    Executive officers, except for Messrs. Neubauer and Leonard, participated in ARAMARK’s management incentive bonus program in fiscal 2003. Bonuses were awarded based, in part, upon ARAMARK’s sales, return on gross investment and net income or in one case the sales, return on gross investment and EBIT of a business segment and, in part, upon the attainment of individual objectives. Generally, non-financial objectives represented 30% of the bonus potential and were established by the supervisor of the executive. These financial goals generally represented 70% of the bonus potential. The executive officers’ bonus potential generally varied as a percentage of total cash compensation from 25% to 70%, depending upon the level of the executive officer’s responsibility.

In the case of Messrs. Neubauer and Leonard, the Corporate Governance Committee awarded bonuses pursuant to the Senior Executive Annual Performance Bonus Arrangement (the “Bonus Arrangement”) rather than the management incentive bonus program. Pursuant to the Bonus Arrangement, the Corporate Governance Committee had selected the following financial performance measures in the indicated proportions for Messrs. Neubauer and Leonard: sales (40%), net income (40%) and return on gross investment (20%), and set goals for each measure. Mr. Neubauer was awarded 50% of his maximum bonus potential for fiscal 2003.

Long Term Incentives.    Stock options are granted in accordance with the ARAMARK 2001 Equity Incentive Plan. Individual grants are generally made by the Corporate Governance Committee in accordance with competitive grant practices reflected in a published industry survey covering over 500 companies. In situations involving hires and promotions, grants were made to induce persons to accept employment or to recognize increased responsibility. The individual’s supervisor and other senior executives, along with the human resources services department, make recommendations to the Corporate Governance Committee.

In determining long term incentives for Mr. Neubauer, the Corporate Governance Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies and the long term incentive awards that Mr. Neubauer has received in the past.

Each stock option granted under the 2001 Equity Incentive Plan permits the optionee, generally for a period of ten years unless employment is earlier terminated, to purchase shares of ARAMARK common stock at an exercise price equal to the market price on the date of grant. The options become exercisable in four equal annual installments.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered performance-based. The ARAMARK 2001 Equity Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation. With respect to other types of awards under the ARAMARK 2001 Executive Incentive Plan, the Committee will attempt to structure such awards in a manner so that they will not be subject to the $1 million limitation. The Bonus Arrangement has been structured so that awards thereunder will qualify as performance-based compensation not subject to the $1 million limitation. The Committee does not anticipate that other compensation will result in the loss of deductibility under Section 162(m).

James E. Preston, Chair	Robert J. Callander
Ronald R. Davenport	The Honorable Thomas H. Kean

Equity Compensation Plan Information

The following table sets forth information about ARAMARK common stock that may be issued under all of ARAMARK’s existing equity compensation plans as of October 3, 2003, including the 2001 Equity Incentive Plan, the Combined Stock Ownership Plan, the 1996 Directors Stock Ownership Plan and the Stock Unit Retirement Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders:	24,652,120	(2)	$13.59	32,553,375	(3)
Equity compensation plans not approved by security holders:	204,000		$6.91	0

Total	24,856,120		$13.53	32,553,375

(1)	Under the 2001 Equity Incentive Plan, in addition to options, stock appreciation rights, shares, restricted shares and restricted stock units may be granted, but the Plan does not separately segregate the shares used for each type of award. As of October 3, 2003, 32,553,375 shares were available for issuance under the 2001 Equity Incentive Plan.
(2)	Includes 2,977,538 shares issuable upon the conversion of deferred stock units issuable under the ARAMARK Corporation Stock Unit Retirement Plan at a rate of one share for each deferred stock unit. The deferred stock units convert into class A common stock for no additional consideration. Therefore, these shares are not included in the calculation of weighted average exercise price in column b. In addition, includes 277,431 shares issuable upon conversion of deferred stock units awarded under the ARAMARK 2001 Stock Unit Retirement Plan. Awards issued under this plan are permitted by, and shares issuable upon conversion of the deferred stock units will be issued under, the 2001 Equity Incentive Plan. The deferred stock units convert into class B common stock for no additional consideration. Therefore, these shares are not included in the calculation of the weighted average exercise price in column b. The Deferred Compensation Plan for Directors also includes deferred stock awards permitted by, and shares issuable under, the 2001 Equity Incentive Plan, but as of October 3, 2003 there were no deferred stock awards outstanding under the Deferred Compensation Plan for Directors.
(3)	The 2001 Equity Incentive Plan provides that an additional 3% of our common stock outstanding as of the end of the prior calendar year becomes available under the Plan on each January 1 following the adoption of the Plan.

The equity compensation plan that was not approved by stockholders is described below.

ARAMARK Corporation 1996 Directors Stock Ownership Plan

The 1996 Directors Stock Ownership Plan (the “Directors Stock Plan”) provides for the granting of non-qualified stock options to ARAMARK’s non-employee directors. As of October 3, 2003, options to acquire 204,000 shares of Class A common stock were outstanding under the Directors Stock Plan. No new stock options could be granted under the Directors Stock Plan after December 13, 2001.

The board of directors administers the Directors Stock Plan and selected the non-employee directors to receive grants, the number of shares of common stock subject to such options, the exercise price for each stock option, the time period during which such options become exercisable, the term for each stock option grant, and such other terms and conditions that are consistent with the Directors Stock Plan. The term for each stock option could not exceed 10 years from the date of grant and the exercise price for a stock option could not be less than the greater of (i) 100% of the fair market value of the shares of common stock subject to the option on the date of grant, or (ii) the par value of the shares subject to the option. At the time of exercise, the board of directors may determine, in its sole discretion, to provide that the director will receive cash, shares of common stock, or a combination of cash or shares equal in value to any excess of the fair market value of the shares of common stock over the exercise price of the option. If the director terminates service as a director for any reason, the option will automatically be adjusted and converted to an option to purchase shares of class B common stock. After termination of service, the director will have the shorter of 3 months or the remaining term of the option to exercise the vested portion of his option. The exercisability period is extended to 12 months if the director dies or becomes permanently disabled while the option is exercisable. The board of directors may amend the Directors Stock Plan at any time without stockholder approval, subject to NYSE limitations.

Certain Relationships and Related Transactions

Neubauer Registration Rights Agreement

In exchange for Mr. Neubauer’s agreement to relinquish the right under his employment agreement to the benefits of the provisions of the stockholders’ agreement as in effect prior to our public offering in December 2001, we entered into a registration rights agreement with Mr. Neubauer, the Neubauer Family Foundation and certain trusts of which Mr. Neubauer is the settlor. Under the registration rights agreement, we granted Mr. Neubauer and those related parties the right to require us, on three occasions, to register shares held by Mr. Neubauer and these related parties, as well as unlimited piggyback registration rights.

Other Transactions

We have a split dollar life insurance agreement with Mr. Neubauer. The agreement relates to life insurance policies owned by a trust created by Mr. Neubauer. Pursuant to the agreement, prior to 2003, we paid a substantial portion of the premiums on the policies, such amounts to be repaid from the proceeds of the policies upon their termination. At October 3, 2003, the amount of the premium repayment obligation was $2,497,692. We do not charge interest in each fiscal year on this amount. However, we have in the past captured at least some of the foregone interest because we reduced the amount of the interest that would otherwise accrue on Mr. Neubauer’s deferred compensation. We hold a security interest in the policies to secure the repayment of the premium amount paid by us. This arrangement terminates upon the termination of Mr. Neubauer’s employment (other than by reason of his retirement).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 10, 2003 (except as noted below) by (i) each person known to us to own beneficially more than five percent of either class of our common stock, (ii) our executive officers listed under “Executive Compensation—Summary of Cash and Certain Other Compensation,” (iii) each director and nominee for election as a director and (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with rules of the SEC and means voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of stock purchase opportunities and stock options exercisable currently or within 60 days of December 10, 2003 are deemed outstanding and to be beneficially owned by the person holding such purchase opportunity or option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The class B common stock column, for each listed person or persons, includes the shares of class B common stock issuable upon the conversion of such person or person’s class A common stock and stock options. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person’s name.

Name of Beneficial Owner	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
	Shares(1)%		Shares(2)(3)%
Trustee for the RSP and the AUCA Plan(4)	24,930,300	29.8	24,930,300	19.9
FMR Corp.(5)	—	—	7,229,138	7.2
Janus Capital Management LLC(6)	—	—	5,883,470	5.9
Wellington Management Company, LLP(7)	—	—	5,612,143	5.6
Massachusetts Financial Services Company(8)	—	—	5,350,314	5.3
Wachovia Corporation(9)	5,248,784	6.3	5,248,784	5.0
Joseph Neubauer(10)	26,103,097	31.0	26,142,097	20.7
Lawrence T. Babbio, Jr.	267,890	*	267,890	*
Patricia C. Barron	234,666	*	255,164	*
Robert J. Callander	416,918	*	416,918	*
Leonard S. Coleman, Jr.	134,890	*	134,890	*
Ronald R. Davenport	129,391	*	129,391	*
Thomas H. Kean	691,710	*	691,710	*
James E. Ksansnak(11)	3,070,060	3.7	3,070,060	3.0
William Leonard(12)	2,563,258	3.1	2,628,258	2.6
James E. Preston(13)	767,890	*	767,890	*
Ronald L. Sargent	4,057	*	7,057	*
Karl M. von der Heyden	37,890	*	97,890	*
L. Frederick Sutherland(14)	2,027,505	2.4	2,147,505	2.1
Brian G. Mulvaney(15)	929,493	1.1	987,417	*
Bart J. Colli(16)	326,227	*	326,227	*
All current directors and executive officers as a group (18 persons)	37,841,523	44.5	38,206,945	27.6

(1)

Applicable percentage of ownership is based on 83,589,633 shares of class A common stock outstanding on December 10, 2003. The numbers in this column include shares that are subject to stock purchase opportunities or stock options exercisable currently, or within 60 days of December 10, 2003, as follows: Mr. Babbio 107,890 shares, Ms. Barron 7,890 shares, Mr. Callander 7,890 shares, Mr. Coleman 59,890 shares, Mr. Davenport 7,890 shares, Mr. Kean 7,890 shares, Mr. Ksansnak 7,890 shares, Mr. Preston 7,890 shares, Mr. Sargent 4,057 shares, Mr. von der Heyden 37,890 shares, Mr. Leonard 106,666 shares, Mr. Sutherland 53,332 shares, Mr. Mulvaney

110,000 shares, Mr. Colli 249,332 shares and all current directors and executive officers as a group 1,358,897 shares.
(2)	For institutional investors, we have based the disclosure in this table on Schedules 13D and 13G filed with the SEC and received prior to the mailing date of this proxy statement. Amendments to Schedule 13G are required to be filed 45 days after the end of the calendar year. As a result, given our October fiscal year end, there may have occurred changes in the share holdings, as well as the list of the 5% holders, enumerated in this table which have not yet been reported in a Schedule 13G filing.
(3)	Applicable percentage of ownership is based on 100,442,132 shares of class B common stock outstanding on December 10, 2003. For each listed person or persons, we have included the shares of class B common stock issuable upon the conversion of class A common stock for purposes of computing such person’s percentage ownership of class B common stock, but such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. We have also included shares of class A common stock issuable upon the exercise of stock purchase opportunities or stock options exercisable currently or within 60 days of December 10, 2003.
(4)	As reflected in Amendment No. 1 to Schedule 13G filed on February 12, 2003 by U.S. Trust Corporation, a holding company, and United States Trust Company of New York, a bank. U.S. Trust Corporation has shared voting and dispositive power with respect to all such shares. United States Trust Company is the independent trustee of the Company stock fund portion of the ARAMARK Retirement Savings Plan for Salaried Employees and the ARAMARK Uniform and Career Apparel Group Retirement Savings Plan. U.S. Trust Corporation’s address is 14 West 47th Street, New York, NY 10036. With respect to matters relating to certain significant corporate events, the vote is passed through by U.S. Trust Corporation to the participant in the relevant plan. The number of shares of class B common stock shown on the table includes 24,930,300 shares currently issuable upon conversion of an equal number of shares of class A common stock.
(5)	As reflected in Amendment No. 2 to Schedule 13G filed on February 13, 2003 by FMR Corp., a parent holding company (“FMR”), and Edward C. Johnson, III and Abigail P. Johnson (together, the “Johnsons”), each, an individual. According to FMR, it has sole voting power with respect to 403,648 shares and sole dispositive power with respect to all such shares. According to the Johnsons, each has sole dispositive power with respect to all such shares. Various persons have the right to receive or the power to direct the receipt of the dividends from, or the proceeds from the sale of, the shares. Fidelity Management and Research Co, an investment advisor and wholly-owned subsidiary of FMR, is the beneficial owner of 6,829,190 shares as a result of acting as investment advisor to various investment companies. The interest of Fa Mid Cap stock fund, a registered investment company, amounted to 3,803,200. The principal address of FMR Corp is 82 Devonshire Street, Boston, Massachusetts 02109.
(6)	As reflected in Amendment No. 1 to Schedule 13G filed on February 14, 2003 by Janus Capital Management LLC, an investment advisor (“Janus Capital”), and Janus Fund, an investment company. According to Janus Capital, it has voting and dispositive power over all such shares. According to Janus Fund, it has voting and dispositive power over 3,052,065 of such shares. These shares are directly owned by several investment companies as to which Janus Capital serves as investment adviser with the power to direct investments. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the portfolios it manages and disclaims any ownership associated with such rights. The principal address of Janus Capital is 100 Fillmore Street, Denver, Colorado 80206.
(7)	As reflected in Amendment No. 1 to Schedule 13G filed on February 12, 2003 by Wellington Management Company, LLP (“Wellington”), a parent holding company and investment advisor. According to Wellington, it has shared voting power with respect to 4,754,750 shares and shared dispositive power with respect to all of such shares which are held of record by clients of Wellington. The principal address of Wellington is 75 State Street, Boston, Massachusetts 02109.
(8)	As reflected in Schedule 13G filed on February 13, 2003 by the Massachusetts Financial Services Company (“MFSC”), an investment advisor. According to MFSC, it has sole voting power with respect to 5,224,160 shares and sole dispositive power with respect to all such shares listed in the table. The principal address of MFSC is 500 Boylston Street, Boston, Massachusetts 02116.
(9)	As reflected in Schedule 13G filed on February 12, 2003 by Wachovia Corporation, a parent holding company (“Wachovia”). According to Wachovia, it has sole voting power with respect to all such shares, sole dispositive power with respect to 4,545,532 shares and shared dispositive power with respect to 655,852 shares. Wachovia Bank, N.A. and Delaware Trust Capital, each a bank, hold the securities in a fiduciary capacity for their respective customers. 5,178,984 of such shares are held by trusts for the benefit of family members of Joseph Neubauer, for which Wachovia Corporation serves as trustee. The principal address of Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288-0137.

(10)	The address of Mr. Neubauer is ARAMARK Corporation, ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107. The number of shares of class A common stock shown on the table includes 22,682,628 shares held directly by Mr. Neubauer, 2,900,469 shares held by The Neubauer Family Foundation (the “Foundation”), over which Mr. Neubauer has majority voting control, and 520,000 shares issuable currently or within 60 days upon exercise of outstanding stock options. This number of shares does not include shares held by certain grantor retained annuity trusts for the residual benefit of certain family members of Mr. Neubauer, with respect to which Mr. Neubauer has no voting or dispositive power and disclaims beneficial ownership. The number of shares of class B common stock shown on the table also includes 39,000 outstanding shares held by the Foundation.
(11)	The number of shares of class A common stock shown on the table includes 750,114 shares held by the Echo Jupiter Limited Partnership, of which Mr. Ksansnak is the general partner, 101,468 shares held by the James E. Ksansnak Charitable Remainder Unitrust, 709,088 shares held by the James E. Ksansnak Grantor Retained Annuity Trust, for which trust Mr. Ksansnak serves as trustee and 1,501,500 shares held by the James E. Ksansnak Irrevocable Trust dated 12/20/2000, which Mr. Ksansnak controls.
(12)	The number of shares of class B common stock shown on the table also includes 65,000 shares of class B common stock held by the Leonard Family Foundation over which Mr. Leonard has voting and dispositive power.
(13)	Includes 403,600 shares held by Preston Associates Limited Partnership over which Mr. Preston has voting and dispositive power.
(14)	Includes 728,000 shares of class A common stock held by two family partnerships for which Mr. Sutherland serves as a general partner. Also includes 120,000 shares of class B common stock held by the Chatham Foundation over which Mr. Sutherland has voting and dispositive power.
(15)	Includes 130,000 shares held by a Mi Sueno L.P., of which Mr. Mulvaney serves as a general partner. The number of shares of class B common stock shown on the table also includes 57,924 shares of class B common stock held by the John L Mulvaney Foundation over which Mr. Mulvaney has voting and dispositive power.
(16)	Includes 1,528 shares of class A common stock held by Mr. Colli’s son, as to which Mr. Colli disclaims beneficial ownership.

*	Less than 1%.

Performance Graph

The following graph compares the cumulative return of our class B common stock (measured by the price reported on the New York Stock Exchange consolidated tape) to Standard & Poor’s 500 Stock Index and the Dow Jones Consumer Non-Cyclical Index during the same periods. The graph assumes the investment of $100 in our class B common stock, Standard & Poor’s 500 Stock Index and the Dow Jones Consumer Non-Cyclical Index on December 11, 2001, the date our class B common stock was first traded on the New York Stock Exchange. Dividend reinvestment has been assumed.

Data points for the graph set forth above

Period Ended	ARAMARK	S&P 500	Dow Jones Consumer Non-Cyclical
December 11, 2001	100.00	100.00	100.00
December 31, 2001	105.91	101.07	102.92
March 29, 2002	103.94	101.35	112.00
June 28, 2002	98.43	87.85	107.92
September 27, 2002	86.02	73.90	97.16
December 27, 2002	90.79	78.49	98.04
March 28, 2003	90.75	77.79	93.99
June 27, 2003	87.28	88.06	106.08
October 3, 2003	100.98	93.17	109.85

Report of Audit and Corporate Practices Committee

The Audit Committee of our board of directors is comprised of six directors, each of whom is an independent director under the New York Stock Exchange Rules and satisfies the additional independence criteria applicable to audit committee members. In addition, our board of directors has determined that each of Robert J. Callander and Karl M. von der Heyden is an audit committee financial expert as defined by the rules under the Securities Exchange Act of 1934. The board recently adopted an amended and restated charter, which is attached hereto as Appendix B. Any subsequent changes in the Audit Committee charter will be reflected by the posting of a revised charter on the Investor Relations section of the ARAMARK website at www.aramark.com.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements as of and for the fiscal year ended October 3, 2003.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, has considered whether the provision of audit-related services, tax services and other non-audit services by the independent auditors to ARAMARK is compatible with maintaining the auditor’s independence, and has discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2003.

Members of the Audit and Corporate Practices Committee:

Robert J. Callander, Chair	Ronald R. Davenport
Patricia C. Barron	Ronald L. Sargent
Leonard S. Coleman, Jr.	Karl M. von der Heyden

PROPOSAL NO. 2—SENIOR EXECUTIVE ANNUAL PERFORMANCE BONUS ARRANGEMENT

The Senior Executive Annual Performance Bonus Arrangement (the “New Bonus Arrangement”) is intended to provide for an annual performance bonus for the executive chairman, the CEO and other designated executive officers of the Company upon the attainment of pre-established performance goals, which annual performance bonus will be excluded from the computation of compensation for purposes of the U.S. income tax deductibility limitation on executive officer compensation. The New Bonus Arrangement submitted to stockholders for approval, which is attached as Appendix C to this Proxy Statement, extends the term of the current arrangement for an additional five years through fiscal year 2008.

Background. Current U.S. income tax laws deny a deduction for certain compensation in excess of $1 million per year paid to the CEO and other specified executive officers. Certain compensation, including compensation based on the achievement of pre-established performance goals (performance-based compensation), is not subject to this deduction limit. For compensation to qualify for the performance-based compensation exclusion, the material terms pursuant to which the performance-based compensation is to be paid, including the performance goals, must be disclosed to, and approved by, the stockholders prior to the payment.

The board of directors has approved and recommended for stockholder approval a proposal to amend and extend the current bonus arrangement. Under the current bonus arrangement, Messrs. Neubauer and Leonard currently participate and the committee administering the Bonus Arrangement has the flexibility to add additional senior executives as participants to the New Bonus Arrangement and thereby better assure that all bonus payments will qualify as deductible compensation expense for the Company under U.S. income tax laws. This New Bonus Arrangement is designed to qualify as performance-based compensation under current U.S. income tax laws. Participants in the New Bonus Arrangement for any fiscal year may not also participate in the management incentive bonus plan for the same fiscal year. However, the New Bonus Arrangement does not limit the ability of the board of directors to adopt any additional bonus plan or to pay any other compensation, including any additional bonus, to any executive officer or other employee. Any such additional bonus would not be considered performance-based compensation unless it complied with the stockholder approval and other requirements of U.S. income tax laws.

Description of the New Bonus Arrangement. The Corporate Governance Committee has been designated by the board of directors to administer the provisions of the New Bonus Arrangement. The board retains the authority to designate a different committee to administer the New Bonus Arrangement. In any event, only members of the Corporate Governance Committee who are outside directors within the meaning of Section 162(m) may vote on matters relating to the New Bonus Arrangement. The Corporate Governance Committee is required generally to designate participants and, for each participant, to set one or more performance goals for a fiscal year not later than 90 days after the beginning of such fiscal year.

The Corporate Governance Committee may designate as participants for any fiscal year any executive officer of the Company. This designation may vary from year to year, and it is anticipated that it will be based primarily on the Corporate Governance Committee’s judgment as to which executive officers are likely to be named in the Company’s proxy statement and are expected to have compensation in excess of $1 million. For fiscal 2004, the Corporate Governance Committee has designated Messrs. Neubauer, Leonard, Sutherland, Mulvaney, Colli and Cost as participants.

Under the New Bonus Arrangement, the annual performance goals, which may differ for each participant, must be based on attainment of target levels of or a targeted percentage increase in, one or more of the following Company or business group criteria: earnings before interest and taxes, return on net assets, net income, after tax return on investment, sales, revenues, earnings per share, total shareholder return, return on equity, return on investment, total business return, return on gross investment, operating cash flow, free cash flow or stock price appreciation. The measures may be based on absolute ARAMARK performance or ARAMARK performance relative to a peer group or other external measure of selected performance. The maximum annual performance bonus payable to any participant in respect of any fiscal year under the New Bonus Arrangement is $4,500,000, which amount is prorated for performance periods of less than 12 months. The Corporate Governance Committee shall adjust, upward or downward, to the extent permitted by Section 162(m) the performance goals to reflect (a) a change in accounting standards, (b) a significant acquisition or divestiture, (c) a significant capital transaction, or (d) any other unusual, nonrecurring items that are separately identified and quantified in ARAMARK’s audited financial statements, so long as such accounting change is required or such transaction or nonrecurring item occurs after the goals for the fiscal year are established, and such exclusions are stated at the time the performance goals are determined. The Corporate Governance Committee at its sole discretion may reduce, but may not increase, the amount of the annual performance bonus that would be otherwise payable under the

New Bonus Arrangement. In making this determination, the Corporate Governance Committee may take into consideration any and all factors relating to ARAMARK’s and the participant’s performance for such fiscal year.

Upon its approval by the stockholders of ARAMARK, the New Bonus Arrangement will be effective beginning for fiscal year 2004. The Corporate Governance Committee may, without further action by the stockholders, amend the New Bonus Arrangement from time to time as it deems desirable, provided that no such amendment may increase the employees who may be designated as participants under the New Bonus Arrangement, change the permitted performance measures, increase the maximum bonus payable under the New Bonus Arrangement, or make any other change requiring further stockholder approval under U.S. income tax laws. The New Bonus Arrangement, unless earlier terminated, will be effective through fiscal 2008. The board of directors may, in its discretion, terminate the New Bonus Arrangement at any time.

If the New Bonus Arrangement had been in effect for fiscal year 2003, the participants in the New Bonus arrangement would have been eligible to receive the following annual performance bonuses:

Name	Annual Performance Bonus(1)
Joseph Neubauer	$2,783,968
William Leonard	$3,479,959
L. Frederick Sutherland	$1,461,583
Brian G. Mulvaney	$1,252,785
Bart J. Colli	$1,252,785
Timothy P. Cost	$1,252,785

Total	$11,483,865

(1)	For the purpose of these calculations, the maximum possible amount was assumed. The board has the discretion to reduce these awards from the above calculated amounts and has, in the past, reduced the bonuses between approximately 20%-60% from the calculated amounts each year. In addition, the indicated amounts assume that the participants elected to defer the maximum percentage of their bonuses (25% for Messrs. Neubauer and Leonard and 50% for all others) into restricted stock units and the Company granted to the participant an equivalent number of restricted stock units pursuant to an executive deferral arrangement which the Company may provide to executives pursuant to the 2001 Equity Incentive Plan, which was previously approved by stockholders.

Stockholder Approval. If the New Bonus Arrangement is not approved, then the executive officers will participate in the management incentive bonus plan.

The board of directors recommends a vote “FOR” the New Bonus Arrangement.

PROPOSAL NO. 3—RATIFICATION OF ACCOUNTANTS

The Audit Committee has selected KPMG LLP (“KPMG”) to audit the accounts of the Company for the fiscal year ending October 1, 2004. Although action by the stockholders on this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this selection to provide a forum for stockholders to express their views with regard to the Audit Committee’s selection. If the stockholders do not ratify the appointment of KPMG, the selection of independent public accountants may be reconsidered by the Audit Committee. The Company has been advised that representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

The board of directors recommends a vote “FOR” the ratification of accountants.

Relationship with Independent Public Accountants

On May 23, 2002, we dismissed Arthur Andersen LLP (“Arthur Andersen”) as our independent public accountant and engaged KPMG to serve as our independent public accountant. The decision to change independent public accountants was recommended by the Audit Committee and approved by our board of directors.

Arthur Andersen’s reports on our consolidated financial statements for the fiscal years ended 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended 2000 and 2001 and through May 23, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years.

Set forth below is information relating to the aggregate fees billed by KPMG for professional services rendered for each of the last two fiscal years pursuant to the SEC’s new rules.

Audit Fees

The aggregate fees billed by KPMG for each of fiscal 2002 and fiscal 2003 for professional services rendered for the audit of our consolidated financial statements, and for the reviews of the unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years, or for services normally provided by our independent public accountant in connection with statutory or regulatory filings or engagements for those fiscal years were $1,486,000 and $2,272,692, respectively.

Audit-Related Fees

The aggregate fees billed by KPMG in each of fiscal 2002 and fiscal 2003 for assurance and related services that were reasonably related to performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above were $584,000 and $1,003,000, respectively. These services consisted of compliance and employee benefit plan audits, accounting consultation and acquisition-related assistance.

Tax Fees

The aggregate fees billed by KPMG LLP in each of fiscal 2002 and fiscal 2003 for professional services rendered for tax compliance, tax advice and tax planning were $285,500 and $131,870, respectively. These services consisted primarily of international tax planning and international compliance assistance.

All Other Fees

No fees were billed by KPMG in fiscal 2002 and fiscal 2003 for products and services provided, other than the services noted above.

Pre-approval of services

The Audit Committee annually reviews and pre-approves the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit

Committee has also adopted a Pre-Approval Policy that contains a list of pre-approved services, which the Audit Committee may revise from time to time, based on subsequent determinations. The Pre-Approval Policy is attached as Appendix D. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee, or in his absence or unavailability, to another specified member of the Audit Committee. The chairman of the Audit Committee or such specified member will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Financial Statements

A copy of our 2003 Annual Report is being delivered to stockholders with this Proxy Statement. Stockholders are referred to the Annual Report for financial and other information about us.

Advance Notice Procedures

In accordance with our by-laws, notice relating to nominations for director or proposed business to be considered at the 2005 annual meeting of stockholders must be given no earlier than October 15, 2004 nor later than November 14, 2004. These requirements do not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement. Stockholders may request a copy of the by-law provisions discussed above from the Secretary, ARAMARK Corporation, ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107.

Stockholder Proposals

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. Any proposal that an eligible stockholder desires to have presented at the 2005 annual meeting of stockholders concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting will be included in our proxy statement and related proxy card if we receive it no later than August 31, 2004.

Householding

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure is referred to as householding. We have instituted householding with respect to our stockholders of record. Accordingly, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once a stockholder has received notice from the Company that the Company will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until the stockholder revokes his or her consent. If at any time a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify the Company’s transfer agent, Mellon Investor Services, at the address or phone number set forth below. Any stockholder can receive a copy of the Company’s proxy statement and annual report by contacting the ARAMARK Shareholder Services Group at Mellon Investor Services, 85 Challenger Road, Ridgefield Park, NJ 07660 or by calling Mellon Investor Services at: 800-803-6180.

Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact the Company’s transfer agent, Mellon Investor Services.

APPENDIX A

ARAMARK CORPORATION

AMENDED AND RESTATED CORPORATE GOVERNANCE AND HUMAN

RESOURCES COMMITTEE CHARTER

I.    PURPOSE OF COMMITTEE

The purpose of the Corporate Governance and Human Resources Committee (the “Committee”) is to:

A.	Review and approve appointments to senior management positions;

B.	Discharge the responsibilities of the Board to the stockholders, potential stockholders and the investment community with respect to, and oversee the administration of, the Corporation’s compensation programs and compensation of the Corporation’s senior management;

C.	Make recommendations to the Board with respect to incentive-compensation plans and equity-based plans;

D.	Review the senior management succession planning;

E.	Prepare any report on executive compensation for inclusion in the Corporation’s annual proxy statement, in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), the New York Stock Exchange (the “NYSE”) and other regulatory bodies;

F.	Identify individuals qualified to become directors and select, or recommend that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders;

G.	Recommend to the Board members to serve on committees and review and recommend changes to the structure and operation of the Board’s committees;

H.	Develop and recommend to the Board a set of corporate governance principles applicable to the Corporation and otherwise take a leadership role in shaping the corporate governance of the Corporation;

I.	Oversee and approve the evaluation of the Board; and

J.	Review the Corporation’s public affairs matters.

II.    COMMITTEE MEMBERSHIP

The Committee shall consist solely of three or more members of the Board, each of whom is determined by the Board to be “independent” under the rules of the NYSE. Additionally, no director may serve on the Committee unless he or she satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

III.    COMMITTEE STRUCTURE AND OPERATIONS

Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chair by majority vote of the full Committee membership. Each member shall be entitled to one vote, and the Chair shall be entitled to cast an additional vote to resolve any ties. The Chair will chair all regular sessions of the Committee and set the agendas for Committee meetings. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Chair, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or the Chair. The Executive Chairman of the Board, the Chief Executive Officer or any member of the Committee may call meetings of the Committee.

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. The Committee may invite such directors, members of management or other such persons to meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The Committee may also exclude from its meetings any person it deems appropriate in order to carry out its responsibilities. The Corporation’s Executive Chairman of the Board should not attend any meeting where the Executive Chairman’s performance or compensation is discussed and the Chief Executive Officer should not attend any meeting where the Chief Executive Officer’s performance or compensation are discussed, in each case unless specifically invited by the Committee.

IV.    FUNCTIONS, POWERS AND RESPONSIBILITIES

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

A.    Corporate Governance and Human Resources

Board Selection, Composition and Evaluation

1.	Establish criteria for the selection of new directors to serve on the Board.

2.	Identify individuals believed to be qualified as candidates to serve on the Board and select, or recommend that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders at an annual or special meeting. Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In identifying candidates for membership on the Board, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board.

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3.	The Committee shall have sole authority to retain and to terminate any search firm or other consultants to be used to assist it in identifying candidates to serve as directors of the Corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.

4.	Consider questions of independence and possible conflicts of interest of members of the Board and executive officers.

5.	Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

6.	Review and make recommendations to the full Board whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or age limitations.

7.	In the case of a director nominated to fill a vacancy on the Board due to an increase in the size of the Board, recommend to the Board the class of directors in which the director-nominee should serve.

8.	Oversee evaluation of, at least annually, and as circumstances otherwise dictate, the Board and management.

Corporate Governance

1.	Consider the adequacy of the certificate of incorporation and by-laws of the Corporation and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the stockholders.

2.	Develop and recommend to the Board a set of corporate governance guidelines and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board in light of such developments as may be appropriate.

3.	Consider policies relating to meetings of the Board. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.

Committee Selection, Composition and Evaluation

1.	Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

2.	Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

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3.	Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

4.	Periodically review the charter, composition and performance of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Human Resources

1.	Review and approve the senior employees proposed for election as Corporate Officers.

2.	Review and approve the appointment of new Executive Leadership Council Members.

3.	Review and approve appointments to senior management positions.

4.	Review and approve senior management succession policies, principles and procedures, including policies regarding succession in the event of an emergency or retirement of the Executive Chairman of the Board or the Chief Executive Officer.

B.    Compensation

1.	Review and recommend to the Board the compensation and benefits of outside directors as well as any action to be taken with respect to directors’ and officers’ indemnification and insurance matters.

2.	Review and approve salary bands assigned and changes in salary bands of senior management.

3.	Review and approve corporate goals and objectives relevant to the compensation of the Executive Chairman of the Board and the Chief Executive Officer, including annual performance objectives.

4.	Evaluate the performance of the Executive Chairman of the Board and the Chief Executive Officer in light of corporate goals and objectives and, based on such evaluation, review and approve the annual salary, bonus, stock options and other benefits, direct and indirect, of the Executive Chairman of the Board and the Chief Executive Officer. The Committee shall have the sole authority to determine the compensation of the Executive Chairman of the Board and the Chief Executive Officer.

5.	In connection with executive compensation programs: (i) review and recommend to the full Board, or approve, new executive compensation programs; (ii) review on a periodic basis the operations of the Corporation’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s); (iii) establish and periodically review policies for the administration of executive compensation programs; and (iv) take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

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6.	Establish and periodically review policies in the area of senior management perquisites and expense accounts.

7.	Review and approve employment contracts and/or other special agreements or transactions to be entered into with senior management.

8.	Review and approve the administration of the Executive Leadership Council compensation and benefit plans.

9.	Report to the Board all material changes to group employee plans and review and recommend to the Board approval of the annual ERISA report.

10.	Review and approve the terms and conditions for all sums deferred by officers and directors.

C.    Monitoring Incentive and Equity-Based Compensation Plans and Stock Transactions

1.	Review and make recommendations to the Board with respect to the Corporation’s stock plans and profit sharing plans, supervise the administration of these plans, approve grants and contributions made under these plans and monitor compliance by executives with the rules and guidelines of these plans; provided that the Finance Committee of the Board shall be primarily responsible for reviewing and approving the funding and investment policy and evaluating the performance of such plans.

2.	Review and approve all equity compensation plans of the Corporation that are not otherwise subject to the approval of the Corporation’s stockholders.

3.	Review and monitor and make recommendations to the Board with respect to employee pension, profit sharing and benefit plans; provided that the Finance Committee of the Board shall be primarily responsible for reviewing and approving the funding and investment policy and evaluating the performance of such plans.

4.	Select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, the Committee shall have the sole authority to retain and terminate compensation consultants to assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve such consultant’s fees and other retention terms.

5.	Review and approve the terms and conditions of proposed stock transactions between directors, officers or other employees and the Corporation including awards of shares or share options.

6.	Review and approve Non-Conversion Transfers and other specific transactions that the Board has the authority to approve under the Amended and Restated Certificate of Incorporation.

D.    Public Affairs

1.	Review major activities related to the Corporation’s identity and public and internal image.

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2.	Review the charitable contribution programs.

3.	Review the general public relations activities.

4.	Review management of the Corporation’s Political Action Committee.

5.	Review the advertising programs.

6.	Review the major internal and external communications programs.

7.	Review the selection of advertising and public relations consultants.

V.    REPORTS

1.	Prepare an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with applicable rules and regulations of the NYSE, SEC and other applicable regulatory bodies.

2.	Report regularly to the Board: (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or any other member of the Committee designated by the Committee to make such report.

3.	Maintain minutes or other records of meetings and activities of the Committee.

VI.    ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

October 27, 2003 (To become effective January 1, 2004)

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APPENDIX B

ARAMARK CORPORATION

AMENDED AND RESTATED AUDIT AND CORPORATE PRACTICES

COMMITTEE CHARTER

I.    PURPOSES OF THE COMMITTEE

The Audit and Corporate Practices Committee shall assist the Board of Directors in its oversight of: the performance of the Corporation’s internal audit function and the independent auditors; the accounting, reporting and financial practices of the Corporation, including the integrity of the Corporation’s financial statements; the qualifications and independence of the independent auditors and the Corporation’s compliance with legal and regulatory requirements. The Committee shall also prepare an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Corporation’s annual proxy statement.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. In addition, notwithstanding the Committee’s purposes set forth above, the Committee is not responsible for certifying the Corporation’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the Corporation’s financial statements and disclosures rests with management.

II.    COMMITTEE MEMBERSHIP AND QUALIFICATIONS

1.	The Committee shall consist of at least three directors, each of whom shall be determined by the Board of Directors to be “independent” and to satisfy the additional independence standards for audit committee members under the rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002.

2.	Each member of the Committee shall be financially literate (or become financially literate within a reasonable period after his or her appointment). At least one member of the Committee shall have accounting or related financial management expertise, both as provided in the New York Stock Exchange rules.

3.	The members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance and Human Resources Committee.

III.    COMMITTEE STRUCTURE AND OPERATIONS

1.	Each member of the Committee shall be entitled to one vote and the Chairman of the Committee shall be entitled to cast an additional vote to resolve any ties.

2.	The Committee shall meet in person or telephonically at least quarterly and shall meet at least quarterly in executive session separately with members of each of (a) management, (b) the Audit and Control Services Department and (c) the independent auditors.

3.	The Committee shall have direct and confidential access to the personnel of ARAMARK’s Audit and Control Services and Security Departments and to the secretary of management’s Business Conduct Policy Committee. The Audit and Control Services and Security Departments and the members of the Business Conduct Policy Committee shall have direct access to the members of the Committee.

4.	The Committee shall make regular reports to the Board with respect to matters relevant to the Committee’s discharge of its responsibilities.

5.	The Committee shall review and reassess the adequacy of its charter on an annual basis. The Committee shall also perform a review and evaluation, at least annually, of the performance of the Committee.

6.	The Committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions and the Committee shall receive appropriate funding, as determined by the Committee, for payment of compensation to such counsel, experts and other advisors.

IV.    FUNCTIONS, POWERS AND RESPONSIBILITIES

The Committee shall perform the following functions:

Financial Reporting

1.	Review with management and the independent auditors prior to public dissemination the Corporation’s annual audited financial statements and quarterly financial statements, including: (A) an analysis of the independent auditor’s judgment as to the quality of the Corporation’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (B) the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (C) major issues regarding the Corporation’s accounting principles and financial statement presentations, including any significant change in the Corporation’s selection or application of accounting principles and financial statement presentations; and receive reports from the independent auditors as required by SEC rules.

2.	Review with management and the independent auditors the Corporation’s policies with respect to earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

3.	In consultation with the independent auditors, management and the internal auditors, review the Corporation’s financial reporting processes and accounting standards and principles.

4.	Review with the independent auditors: (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management, and (ii) management’s responses to such matters.

5.	Recommend to the Board whether the Corporation’s annual financial statements should be included in the Annual Report on Form 10-K.

6.	Review and approve all reports and disclosure with respect to matters related to the Committee required to be included in the Corporation’s proxy statement pursuant to applicable rules and regulations of the SEC.

7.	Review with the general counsel legal matters that may have a material impact on the Corporation’s financial statements.

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Accounting Controls and Personnel

1.	Review the adequacy and effectiveness of the Corporation’s internal controls over financial reporting, including any significant deficiencies in and significant changes to internal controls reported to the Committee by the independent auditors or management.

2.	Discuss with management and the independent auditors the Corporation’s guidelines and policies with respect to risk assessment and risk management.

3.	Review the scope and results of internal auditing procedures and the appointment and replacement of the Director of Audit and Controls Services.

4.	Set clear hiring policies for employees or former employees of the independent auditors.

Audits and Independent auditors

1.	Select, retain (subject to stockholder approval, if applicable), compensate and terminate the independent auditors; approve all audit engagement fees and terms and approve in advance any permitted non-audit engagement or relationship (subject to the exception for de minimis, inadvertent non-audit services provided for in the rules of the SEC). The independent auditor shall report directly to the Audit Committee. The Committee may also establish policies and procedures for the engagement of the independent auditors to provide audit and permitted non-audit services.

The Chairman of the Committee or any other member designated by the Committee shall have the authority to approve in advance all audit and non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

2.	Review, at least annually, the qualifications, performance and independence of the independent auditors and in connection with its review obtain and review a formal written report by the Corporation’s independent auditors describing: (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Corporation.

3.	Review with the independent auditors prior to the audit the scope of audit, and after the audit, the audit report, any internal control recommendations and management’s response to such recommendations, and the matters required to be discussed by Statement on Auditing Standards No. 61.

4.	Oversee the work of the independent auditors, including the resolution of any disagreement between management and the independent auditors regarding financial reporting.

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Business Conduct and Ethics

1.	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

2.	Monitor compliance with the Corporation’s Business Conduct Policy and review and approve any requests for waivers of the Business Conduct Policy for executive officers and directors.

3.	Conduct investigations of allegations of management misconduct or other matters within the Committee’s scope of responsibilities when deemed necessary or desirable.

4.	Determine whether or not to seek reimbursement on behalf of the Corporation from employees or agents of the Corporation for any improper payments made at their direction, if such action or inaction is in the best interest of the Corporation.

5.	Determine on behalf of the Corporation whether or not to advance expenses or to provide indemnification under the certificate of incorporation, by-laws or otherwise, to a director, officer, employee or agent where claimed or requested in a particular case.

November 10, 2003

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APPENDIX C

ARAMARK CORPORATION

SENIOR EXECUTIVE ANNUAL PERFORMANCE BONUS ARRANGEMENT

1.    General.    This Arrangement is intended to provide for an annual performance bonus for the Executive Chairman, the CEO and other designated Senior Executives upon the attainment of annual performance goals established by the Committee, which annual performance bonus will be excluded from the computation of compensation for purposes of the federal income tax deductibility limitation on executive officer compensation.

2.    DEFINITIONS

“ARAMARK” means ARAMARK Corporation, a Delaware corporation, and any successor.

“CEO” means the Chief Executive Officer of ARAMARK or the individual or individuals acting in that capacity.

“Committee” means the committee of those members of either the Corporate Governance and Human Resources Committee or such other compensation committee of the ARAMARK board of directors consisting of two or more directors as may be delegated authority to administer this Arrangement, who are outside directors within the meaning of Section 162(m).

“Executive Chairman” means the Executive Chairman of the Board of Directors of ARAMARK or the individual or individuals acting in that capacity.

“Participant” means the Executive Chairman, the CEO and the other Senior Executives designated to participate in this Arrangement.

“Section 162(m)” means Section 162(m) under the Internal Revenue Code of 1986, as amended, or any successor provision and the regulations promulgated thereunder.

“Senior Executive” means the Executive Chairman, the CEO and any other officer of ARAMARK or of any subsidiary of ARAMARK.

3.    Participation.    The Executive Chairman, the CEO and the other Senior Executives shall be eligible to be designated as Participants in this Arrangement. This Arrangement shall apply only to the Executive Chairman, the CEO and to those additional Senior Executives designated as Participants by the Committee.

4.    Performance Measures.    The annual performance goals shall be based on attainment of target levels of, or a targeted percentage increase in, one or more of the following Company or business group criteria: (1) Earnings Before Interest and Taxes (“EBIT”), (2) Return on Net Assets (“RONA”), (3) Net Income, (4) After Tax Return on Investment (“ATROI”), (5) Sales, (6) Revenues, (7) Earnings Per Share, (8) Total Shareholder Return, (9) Return on Equity (“ROE”), (10) Return on Investment (“ROI”), (11) Total Business Return, (12) Return on Gross Investment (“ROGI”), (13) Operating Cash Flow, (14) Free Cash Flow or (15) stock price appreciation. The measures may be based on absolute ARAMARK performance or ARAMARK performance relative to a peer group or other external measure of selected performance.

5.    Performance Period.    The performance period shall be ARAMARK’s fiscal year or shorter period, as determined by the Committee.

6.    Individual Maximum Amounts.    The maximum annual performance bonus payable to any Participant in respect of any fiscal year under this Arrangement is $4,500,000 (disregarding any appreciation during any period of deferral under Section 7(e) below). For performance periods less than 12 months, the maximum award will be adjusted in proportion to the duration of the performance period.

7.    ADMINISTRATION

(a)  Committee.    The Committee shall have the sole and exclusive authority to administer this Arrangement, including the interpretation of the terms hereof. The Committee shall be entitled to rely on information, opinions, reports and statements presented to the Committee by officers, employees and outside professionals and experts, including ARAMARK’s financial statements. Any determination by the Committee hereunder shall be final and binding on all Participants, their beneficiaries and the Company.

(b)  Setting of Annual Goals.    The Committee shall, for each fiscal year, designate in writing the Participants, establish in writing the bonus amount and the performance goal or goals for each Participant based on one or more of the performance measures listed above, not later than 90 days after the beginning of such fiscal year, or prior to the expiration of 25% of the performance period if the performance period is less than one year, so long as, at that time, the attainment of such performance goal or goals is substantially uncertain (within the meaning of Section 162(m)). The Committee may establish different performance measures and different individual maximum amounts for each Participant.

(c)  Adjustment for Extraordinary Items.    The Committee shall adjust, upward or downward, to the extent permitted by Section 162(m), the performance goals to reflect (i) a change in accounting standards, (ii) a significant acquisition or divestiture, (iii) a significant capital transaction, or (iv) any other unusual, nonrecurring items which are separately identified and quantified in ARAMARK’s audited financial statements, so long as such accounting change is required or such transaction or nonrecurring item occurs after the goals for the fiscal year are established, and such exclusions are stated at the time that the performance goals are determined.

(d)  Negative Discretion.    At the time the extent of attainment of the annual performance goals is determined by the Committee, the Committee at its sole discretion may reduce, but may not increase, the amount of the annual performance bonus that would be otherwise payable to a Participant under this Arrangement. The Committee may take into consideration any and all factors relating to ARAMARK’s and the Participant’s performance for such fiscal year.

(e)  Payment Only Upon Attainment.    An annual performance bonus shall be paid to a Participant under this Arrangement only in accordance with the terms of this Arrangement and only upon the attainment of the annual performance goals established, adjusted and applied by the Committee for such Participant. Except as explicitly provided herein, no waiver or modification of the goals may be made. The Committee shall be the sole and exclusive arbiter of the extent, if any, to which the annual performance goals have been attained, and the amount of the annual performance bonus payable hereunder. Awards may be paid immediately or may be deferred after Committee certification, and may be in the form of cash, common shares of ARAMARK stock or restricted stock units that are settled in common shares of ARAMARK stock.

(f)  Certification of Attainment.    Prior to the payment of any annual performance bonus to any Participant under this Arrangement, the Committee shall certify in writing the extent to which the annual performance goals for such Participant have been attained.

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8.    Additional Terms.    Unless otherwise specifically provided by this Arrangement or by the Committee or unless not permitted by Section 162(m), the administrative terms of the ARAMARK management incentive bonus plan shall apply, including by way of example terms relating to such matters as the ability to defer receipt of payment of an annual performance bonus.

9.    Stockholder Approval.    This Arrangement shall be effective upon its approval by the stockholders of ARAMARK.

10.    Amendment.    The Committee may, without further action by the stockholders, amend the Arrangement from time to time as it deems desirable; provided, that no such amendment may increase the employees who may receive compensation under the Arrangement, change the permitted performance measures, increase the maximum bonus payable under the Arrangement or make any other change requiring further stockholder approval under Section 162(m).

11.    Duration and Termination.    This Arrangement, unless earlier terminated, shall be effective through fiscal year 2008. The board of directors may, in its discretion, terminate this Arrangement at any time.

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APPENDIX D

ARAMARK Corporation

Audit and Corporate Practices Committee Pre-Approval Policy

I.    STATEMENT OF PRINCIPLES

The Audit and Corporate Practices Committee (the “Audit Committee”) is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received pre-approval in accordance with these policies, it will require specific pre-approval by the Audit Committee. Any pre-aproved services exceeding the pre-approved cost levels specified in the policy also will require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.    DELEGATION TO CHAIRMAN

The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, or in his absence or unavailability, to another specified member of the Audit Committee, to approve services up to $500,000. The Chairman of the Audit Committee or such specified member shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.    AUDIT SERVICES

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual Audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.    AUDIT-RELATED SERVICES

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix B. All other Audit-related services not listed in Appendix B must be specifically pre-approved by the Audit Committee.

V.    TAX SERVICES

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix C. All Tax services involving large and complex transactions not listed in Appendix C must be specifically pre-approved by the Audit Committee.

VI.    ALL OTHER SERVICES

The Audit Committee may grant general pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other services listed in Appendix D. Permissible All Other services not listed in Appendix D must be specifically pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services as of the date hereof is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services, the applicability of exceptions to certain of the prohibitions and whether there have been any changes to the definitions.

VII.    PRE-APPROVAL FEE LEVELS

Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII.    PROCEDURES

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee or in accordance with this pre-approval policy by the Chief Accounting Officer, and must include a statement as to whether, in his view, the request or application is consistent with the SEC’s rules on auditor independence.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1.	Election of Directors				FOR	AGAINST	ABSTAIN

	FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below	2.	Proposal to approve the Senior Executive Annual Performance Bonus Arrangement.	☐	☐	☐
	☐	☐			FOR	AGAINST	ABSTAIN
			3.	Proposal to ratify the appointment of KPMG LLP as independent public accountants for fiscal 2004.	☐	☐	☐

Nominees:	01 Joseph Neubauer, 02 Lawrence T. Babbio, Jr., 03 William Leonard, 04 Karl M. von der Heyden		4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and at any adjournments thereof.

(To Withhold Authority to vote for write name(s) on line:

)

Signature	Signature	Date

NOTE: Please sign as exactly as name appears. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.

Δ  Detach here from proxy voting card.  Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Telephone and Internet voting is available through 11:59 PM EST the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/rmk		Telephone 1-800-435-6710		Mail
	OR		OR
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

ARAMARK CORPORATION

PROXY CARD

SOLICITED BY THE BOARD OF DIRECTORS

Joseph Neubauer, William Leonard, Bart J. Colli and Harold B. Dichter (each with power of substitution) are hereby appointed as proxies of the undersigned to vote all the shares of ARAMARK Corporation (the “Company”) common stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company to be held on February 3, 2004 and at any adjournments or postponements.

IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON AN ITEM, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AT THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

see other side

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ  Detach here from proxy voting card.  Δ

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-800-435-6710 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call. Outside the United States you may fax your signed proxy card to 201-296-4956. You must fax both the front and back of the card.

or

2.	Vote by Internet at our Internet Address: http://www.eproxy.com/rmk

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE